Exhibit 10.52

ASTERISKS INDICATE MATERIAL THAT HAS BEEN REDACTED, FOR WHICH

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.

Execution Version

This AMENDMENT TO THE AGREEMENT (this “Amendment”), dated as of October 18, 2009 (the “Amendment Date”), is entered into by and among Steven Spielberg, in his personal capacity, Diamond Lane Productions, Inc., a California corporation (“DLP” and together with Steven Spielberg, “Steven”), and Universal City Development Partners, Ltd., a Florida limited partnership (as successor in interest to Universal City Florida Partners, the “Partnership”), such parties to be referenced individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Steven Spielberg and the Partnership are parties to that certain Agreement, dated as of January 20, 1987, and amended and/or modified as of January 5, 2001, July 15, 2003 and March 30, 2006 (collectively, the “Agreement”), with respect to Steven Spielberg rendering certain services to the Partnership as creative consultant in connection with certain projects;

WHEREAS Steven Spielberg by letter dated February 27, 1989, has directed that all payments to him by the Partnership under the Agreement be made to DLP;

WHEREAS, DLP is currently receiving payments for the Florida Project and one Comparable Project in Osaka, Japan;

WHEREAS, additional projects that could constitute Comparable Projects are currently contemplated in Singapore, Dubai, *** and ***;

WHEREAS, subject to the terms and conditions set forth herein, the Parties agree to amend the Agreement by way of this Amendment; and

WHEREAS, capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

AMENDMENTS TO THE AGREEMENT

1.1 Amendments to the Agreement. Steven and the Partnership each hereby consents and agrees that the Agreement is hereby amended as follows:

(a)	The first sentence of Paragraph 11(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Subsequent to the above three-year period as to the Florida Project and for all years during the term of this agreement as to the Comparable Project in Osaka, Japan known as Universal Studios Japan (“USJ”), DLP shall be paid ***% of 100% of the gross revenues, gross rentals, sales price, etc. instead of the above provided ***%.”

(b)	Paragraph 11(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“DLP will be entitled to quarterly accountings and payments based thereon within 45 days from the end of each quarter. On every June 30th during the term of this Agreement (or, if not a Business Day (as used herein, “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Orlando, Florida are authorized or required by law to remain closed), on the next Business Day thereafter), (i) the Partnership will provide DLP with a three-year projection of the payments projected to be owed to DLP under this Agreement in respect of the Florida Project and (ii) Universal City Studios LLLP d/b/a Universal Parks and Resorts (“UPR”) will provide DLP with a three-year projection of the payments projected to be owed to DLP under this Agreement in respect of each Comparable Project.

Such projections will be based on management’s reasonable best estimates as to the future performance of the Florida Project and such Comparable Projects at the time prepared. Steven acknowledges and agrees that such projections are for informational purposes only and actual performance may differ substantially from such projections. Neither the Partnership nor UPR, nor any guarantor of the Partnership’s obligations under this Agreement, shall incur any liability with respect to such projections. Steven shall keep all such projections confidential pursuant to (i) Paragraph 25 of this Agreement, (ii) that certain Confidentiality Agreement between DLP and UPR, dated as of May 1, 2009 and (iii) that certain Confidentiality Agreement between DLP and the Partnership, dated as of October 15, 2009.”

(c)	Paragraph 11(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Except as provided in the remainder of this Paragraph 11e, the payment to DLP of ***% of the Project’s revenues specified above in this Paragraph 11 shall, subject to Paragraphs 13e and 14e, apply also to Comparable Projects in which Steven becomes vested hereunder pursuant to Paragraph 12 while Steven has an obligation to render consulting services hereunder (as the term of his obligation to render consulting services may be extended pursuant to Paragraph 13). “Gross revenues” of a Comparable Project shall be defined as set forth in Exhibit “A”, as if the Partnership was the sole owner and operator of such Comparable Project. Notwithstanding the foregoing to the contrary, with respect to any Comparable Project (other than USJ) in which DLP’s interest is vested hereunder pursuant to Paragraph 12 while Steven has an obligation to render consulting services hereunder (as the term of his obligation to render consulting services may be extended pursuant to Paragraph 13) (and are not exempted by Paragraphs 13e or 14e) and in which the Partnership and/or any Affiliate(s) do(es) not own or control at least 50% of the equity thereof, in lieu of all other sums provided above in this Paragraph 11, DLP shall receive a participation in 100% of the gross revenues, gross rentals and sales price, etc. of such Comparable Project equal to the greater of (i) ***% and (ii) the percentage figure determined by multiplying *** times the ratio that the Partnership’s (and/or any Affiliate’s) equity in such Comparable Project bears to 50%. For example, if the Partnership and/or any Affiliates own 45% of the equity of a Comparable Project, then DLP shall receive ***% of 100% of the gross revenues, gross rental, sales price, etc., of such Comparable Project.”

(d)	Paragraph 12 of the Agreement is hereby amended and restated in its entirety to read as follows:

“12. Vesting. Steven has earned the right to receive ***% of 100% of the gross revenues, gross rentals, sales price, etc., from the Florida Project and from USJ, each as in existence on the effectiveness of that certain Amendment to the Agreement (the “2009 Amendment”), dated October 18, 2009 (such date of effectiveness, the “2009 Amendment Date”) (which means that such compensation is “vested”). The term “vest” and “vested” as hereinafter used in this Agreement means Steven cannot be deprived of payments which are “vested” by reason of Steven’s death or disability or by reason of Steven’s default. Steven is also deemed vested as of the 2009 Amendment Date in his right to receive the amounts set forth in Paragraph 11e in connection with the Comparable Projects contemplated as of the 2009 Amendment Date in Singapore, Dubai, *** and *** (the “Contemplated Projects”). Steven’s right to compensation from any other Comparable Project (other than USJ and the Contemplated Projects) under Paragraph 11 shall vest with respect to each such Comparable Project if, on the date when construction of such Comparable Project commences, as evidenced by on-site physical work such as demolition, clearing or construction, Steven continues to have an obligation to render consulting services hereunder, this Agreement has not been terminated as a result of Steven’s material breach and Steven is not then deceased or permanently and substantially mentally disabled. For the avoidance of doubt, nothing in this Agreement shall obligate the Partnership or any of its Affiliates, or UPR, to proceed with the development or opening of any Comparable Project (including but not limited to the Contemplated Projects). Also for the avoidance of doubt, the fact that a Comparable Project has “vested”, and therefore Steven cannot be deprived of payments which are “vested” by reason of the events noted above, shall not in and of itself mean that Steven has any right to receive compensation in respect of such Comparable Project pursuant to Paragraph 14b. Nothing set forth herein deprives the Partnership of its right to damages (and its offset and other rights at law or in equity, if any) in the event of Steven’s material breach hereof.”

(e)	Paragraph 13b is hereby amended by inserting the following sentence at the end thereof:

“The Partnership is deemed to have given Steven a timely written notice, pursuant to and in accordance with Paragraph 13a, pursuant to which the Partnership has declined to exercise its Extension Option for the Extension Year containing the 2009 Amendment Date, and Steven is deemed to have exercised Steven’s Option for each year that he has the right to do so, whether or not written notice is given as herein provided.”

(f)	The first sentence of Paragraph 14 of the Agreement is hereby amended and restated in its entirety to read as follows:

“The “Termination Date” is defined to be June 7, 2017.”

(g)	Paragraph 14(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(i)	Subject to this Paragraph 14b and Paragraph 14e, the Partnership will pay DLP, in accordance with the terms hereof, the fair market value of Steven’s interest in the Florida Project and in all Comparable Projects which were vested pursuant to Paragraph 12 hereunder and open to the general public as of the date which is one year prior to the Stop Date (the “Put Payment”), which Put Payment will be determined in accordance with Exhibit D (Put Payment) attached hereto (the “Put Payment Formula”).

(ii)	At any time prior to the Stop Date (but in no event later than June 7, 2017) and solely with respect to the Florida Project and Comparable Projects opened to the general public for greater than one year at the time of election (the Florida Project and such Comparable Projects, collectively, the “Qualifying Projects”), DLP may make a one-time election by written notice (the “Interim Adjustment Election”), which shall be dated the date of delivery to the Partnership, to provide for the calculation of an amount which DLP may choose to receive in lieu of the Put Payment (the “Alternative Payment”) if the Stop Date occurs on or before March 31, 2018; provided , however , that the calculation as to any such Qualifying Project which shall not have been opened to the general public at least three years when the Interim Adjustment Election is made (such Qualifying Project, a “Late Qualifying Project”) shall occur as set forth below on the third anniversary of its opening to the general public (the “Late Qualifying Adjustment Date”). The Alternative Payment shall be calculated by adjusting the Applicable Discount Rate and the Applicable Base Payment (as such terms are defined in Exhibit D) set forth in the Put Payment Formula (the “Interim Adjustments”) as of a date (the “Interim Adjustment Date”) that is (i) for the Qualifying Projects (other than the Late Qualifying Projects), 90 days after date of the Interim Adjustment Election and (ii) for any Late Qualifying Project, the Late Qualifying Adjustment Date. DLP’s election to receive the Alternative Payment in lieu of the Put Payment (the “Payment Election”) shall be made within 10 Business Days after the amounts of the Put Payment and Alternative Payment are determined with respect to the Qualifying Projects that are not Late Qualifying Projects, and such Payment Election shall be required to apply to all but not less than all of the Qualifying Projects (including the Late Qualifying Projects) in connection with the calculation of the Put Payment or Alternative Payment, as the case may be.

(iii)	In connection with the Interim Adjustment Election, the Interim Adjustments shall be applied to the Put Payment Formula in order to calculate the Alternative Payment as follows:

(A)	The Applicable Discount Rate for the Florida Project (as defined in Exhibit D) and the Applicable Discount Rate for a Comparable Project (as defined in Exhibit D) that is a Qualifying Project, as the case may be, shall be calculated as follows:

two-thirds (2/3) multiplied by (x) the Applicable Discount Rate for the Florida Project on the Interim Adjustment Date or (y) the Applicable Discount Rate for such Comparable Project on the Interim Adjustment Date, as the case may be, plus

one third (1/3) multiplied by (x) the Applicable Discount Rate for the Florida Project on the Stop Date or (y) the Applicable Discount Rate for such Comparable Project on the Stop Date, as the case may be; and

(B)	the Applicable Base Payment for the Florida Project (as defined in Exhibit D) and the Applicable Base Payment for such Comparable Project (as defined in Exhibit D ), as the case may be, shall be calculated as of the Interim Adjustment Date, rather than as of the Stop Date.

(iv)	DLP’s right to choose to receive, on the Stop Date, the Alternative Payment in lieu of the Put Payment shall be inapplicable if the Stop Date does not occur on or prior to March 31, 2018. For the avoidance of doubt, in the event DLP receives the Alternative Payment, it is acknowledged that the Alternative Payment shall be calculated only with respect to the Qualifying Projects (including Late Qualifying Projects, if any), and DLP will have no interest of any kind in, or right to receive any compensation whatsoever with respect to, any Comparable Projects that are not Qualifying Projects or Late Qualifying Projects, nor will Steven have any further obligation to render consulting services on any such Comparable Project that is not a Qualifying Project or Late Qualifying Project (regardless of whether such Comparable Project that is not a Qualifying Project or Late Qualifying Project opened to the general public more or less than one year before the Stop Date, or opened to the general public anytime after the Stop Date).

(v)	If DLP receives the Put Payment (and not the Alternative Payment) set forth in clause (i) above, and on the Stop Date any Comparable Project (including any Contemplated Project) which has vested hereunder, has been opened to the general public as of the date which is one year prior to the Stop Date, and has not then been opened to the general public for at least 3 years prior to the Stop Date, the Put Payment with respect to such Comparable Project shall occur within 10 Business Days following the date, if any, that such Comparable Project has been opened to the general public for 3 years (it being understood that the Applicable Base Payment and the Applicable Discount Rate for any such Comparable Project shall be calculated as of the date that such Comparable Project has been opened to the general public for 3 years, and not as of the Stop Date), and DLP shall continue to receive its quarterly compensation payments pursuant to Paragraph 11 hereunder on such Comparable Project until such Put Payment is made.”

(h)	The last two sentences of Paragraph 15 of the Agreement are hereby amended and restated in their entirety to read as follows:

“If the Partnership and/or its Affiliates transfer ownership of their equity interests, if any, in the Florida Project and any then-existing Comparable Projects as a unit to a new owner, provided that as of the date of such change of ownership, the financial condition of the new owner reasonably appears to Steven to be sufficiently strong to enable the new owner to comply with its obligations to Steven and such new owner assumes for Steven’s benefit all of the Partnership’s obligations to Steven in writing, Steven will look solely to the new owner for any obligations accruing or arising after said date and the guarantees by MCA Inc. and Cineplex Odeon Corporation, as well as, in the event the transfer occurs after June 7, 2017, the guarantee by NBC Universal, Inc. (“NBCU”), referred to in Paragraph 22 will terminate. Except as set forth above, no transfer of ownership shall affect the rights and obligations of the parties.”

(i)	The reference to “Paragraph 14b” in the seventh sentence of Paragraph 16 of the Agreement is hereby deleted and replaced with “Paragraph 20”.

(j)	Paragraph 20 of the Agreement is hereby amended by inserting the following sentence at the end thereof:

“In the event either Steven or the Partnership commences any such arbitration against the other party with respect to this Agreement, the parties agree that the prevailing party (as determined by the arbitral panel before whom such proceeding is commenced) shall be entitled to recover reasonable attorneys’ fees and costs as may be incurred in connection therewith in addition to any such other relief or award as may be granted.”

(k)	Paragraph 22 of the Agreement is hereby amended and restated in its entirety to read as follows:

“22.	Guarantees and Security; Powers of Attorney; Costs of Perfection.

a. Guarantees. Credit support for the Partnership’s obligations hereunder will be provided (i) by a joint and several Guarantee, dated November 4, 1988, of MCA, Inc. and Cineplex Odeon Corporation and (ii) by the Guarantee (the “NBCU Guarantee”), dated October 18, 2009, of NBCU attached as Appendix B to the 2009 Amendment.

b. Security. Credit support for the Partnership’s obligations hereunder will also be provided pursuant to security documentation executed and delivered in conformity with Paragraphs 3.1(b) and (c) to the 2009 Amendment, by which, among other things, the Partnership’s obligations arising in respect of the Florida Project shall be secured by a perfected junior security interest and mortgage lien on the Partnership’s tangible personal and real property included in the Florida Project, which security interest and mortgage lien will apply to the property described in, and shall have the terms and be subordinated and junior to the extent set forth in, Paragraphs 3.1(b) and (c) of the 2009 Amendment.

The security documentation securing the Partnership’s obligations arising in respect of the Florida Project will not restrict the Partnership’s ability to operate, manage, alter or sell any or all of the property representing collateral or contain any covenants or obligations, other than to grant and perfect for Steven’s benefit a security interest in the enumerated classes of property.

The parties agree that the security interest and mortgage lien with respect to the Florida Project granted to Steven pursuant to Paragraphs 3.1(b) and (c) of the 2009 Amendment will by their terms terminate and be released in full at such time that the senior liens contemplated by such Paragraphs 3.1(b) and (c) of the 2009 Amendment is released, provided that at that time no other security interest and mortgage lien in the Florida Project shall have been granted by the Partnership to any other lender. The security interest and mortgage lien would not be released under circumstances where Steven is seeking to realize against the collateral and the senior lien contemplated by such Paragraphs 3.1(b) and (c) of the 2009 Amendment is released as a result of the application of proceeds of realization against the collateral. Under such circumstances, the junior security interest and mortgage lien will be released on the collateral foreclosed upon, but not on collateral that is not foreclosed upon (and not on any proceeds of foreclosure remaining after payment in full of any prior obligations).

If after the release of the liens granted to Steven, the Partnership subsequently grants to any lender a security interest with respect to property included in the Florida Project, the Partnership will at that time grant to Steven a junior security interest and mortgage lien with respect to such property to the extent it includes the tangible personal and real property of the type included in the previously released junior security interest and mortgage lien as described and subject to the terms set forth above and in Paragraphs 3.1(b) and (c) of the 2009 Amendment; provided, however, that if the subsequent security interest and mortgage lien is a purchase money lien limited to the property being purchased, then no such junior security interest shall be required. For the avoidance of doubt, such terms include those set forth in Appendix C to the 2009 Amendment. Also, it is agreed that any existing or subsequent senior secured debt may not exceed in the aggregate the greater of $975 million and an amount equal to the product of 3.75 times the EBITDA of the Partnership (determined at the time of the incurrence of any term loans or at the time of increasing any revolving commitments or at the time of incurring any other senior secured debt, as the case may be, with “EBITDA” being defined in and calculated pursuant to the relevant provisions of the senior secured credit facilities referenced in Paragraph 3.1(c) of the 2009 Amendment).

The parties agree that the security interest and mortgage lien with respect to the Florida Project granted to Steven pursuant to Paragraphs 3.1(b) and (c) of the 2009 Amendment will contain self-executing provisions that state that, in the event of the release of any collateral from the lien of any security interest and/or mortgage securing the Partnership’s then-existing senior secured credit facilities, the same collateral, if encumbered by any security interest and/or mortgage lien with respect to the Florida Project granted to Steven pursuant to Paragraphs 3.1(b) and (c) of the 2009 Amendment, will automatically be deemed to be released therefrom. Such self-executing automatic release provisions shall be in addition to, not in lieu of, the powers of attorney described in Paragraph 3.1(c) of the 2009 Amendment, and shall not derogate from the powers of the attorneys-in-fact under such powers of attorney. In the event the Partnership determines to issue Incremental Obligations (as defined in the Appendix C to the 2009 Amendment), then Steven will enter into an intercreditor agreement and provide a power of attorney with respect to such Incremental Obligations having substantive terms comparable to and based on those set forth in Appendix C to the 2009 Amendment and Paragraph 22c below.

c. Powers of Attorney. Referring to the General Power of Attorney described in Appendix C to the 2009 Amendment, Steven shall, from time to time, as applicable, provide a power of attorney having similar terms for any agent which shall succeed any agent acting for the benefit of the first lien secured parties and for any such agent in any subsequent senior financing described above, within 10 days of being furnished with a form of power of attorney for execution.

Furthermore, in addition to the General Power of Attorney described in Appendix C to the 2009 Amendment, Steven shall provide, on or before the 2009 Amendment Date, and from time to time thereafter (within 10 days of being furnished with a form of power of attorney for execution), as applicable in the case off successors, an irrevocable, unconditional and recordable General Power of Attorney in favor of NBCU (and its successors as guarantors under the NBCU Guarantee), pursuant to which Steven shall authorize NBCU (and its successors as guarantors under the NBCU Guarantee) to execute and record, in the name and on behalf of Steven, (i) a release (x) each time that the first lien secured parties execute and record a similar such release or (y) in connection with any sale or transfer, in whole or in part, of any or all of the real or personal property in which a collateral interest is granted pursuant to this Paragraph 22, and (ii) a subordination (x) each time that the first lien secured parties execute and record a similar such subordination or (y) in connection with any refinancing, in whole or part, of the senior security interests and mortgage liens encumbering the Florida Project or any portion thereof or interest therein.

d. Costs of Perfection. The Partnership shall bear the cost to perfect the security interest and mortgage lien granted pursuant to this Paragraph 22b, including, without limitation, mortgage recording taxes and other filing fees, but the parties shall otherwise be obligated, subject to Paragraph 20, for their own costs and expenses, including without limitation, legal fees and expenses.”

(l)	The Agreement is hereby amended by inserting the following Paragraph 26 after Paragraph 25 of the Agreement as follows:

“26. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by telecopy, as follows:

(i) if to the Partnership, to it at Universal City Development Partners, Ltd., 1000 Universal Studios Plaza, Orlando, Florida 32819, Attention: Chief Financial Officer, Telecopier No.: (407) 224-6740, with a copy to Universal City Development Partners, Ltd., 1000 Universal Studios Plaza, Orlando, Florida 32819, Attention: Vice President, Legal Affairs, Telecopier No.: (407) 363-8219, with a copy to NBC Universal, Inc., 30 Rockefeller Plaza, New York, NY 10012, Attention of Christy Rupert Shibata, Executive Vice President, Financial Planning and Analysis, Telecopier No.: (212) 664-5251), with a copy to NBC Universal, Inc., 30

Rockefeller Plaza, New York, NY 10112, Attention of Scott Seeley, Senior Vice President, Corporate & Transactions Law, Telecopier No.: (212) 664-2147); and

(ii) if to Steven, at Gang Tyre Ramer and Brown, Inc., 132 S Rodeo Dr., Beverly Hills, CA 90212, Attention of Bruce Ramer and Harold Brown, Telecopier Nos. (telecopy to be sent to both numbers): (310) 777-7000 and (310) 777-7005, with a copy to Breslauer, Rutman and Anderson, 11400 West Olympic Blvd, Suite 550, Los Angeles, CA 90064-1551, Attention of Gerald Breslauer and Mickey Rutman, Telecopier Nos. (telecopy to be sent to both numbers): (310) 481-3601 and (310) 481-3615.

Each party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other party. All notices and other communications given in accordance with the provisions of this Agreement will be deemed to have been given on the date of receipt.”

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of DLP. DLP represents and warrants to the Partnership as follows:

(a)	DLP is duly organized and existing in good standing under the laws of the state of its organization with full power and authority to enter into this Amendment;

(b)	this Amendment constitutes the legal, valid and binding obligation of Steven, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to the general powers of a court of equity; and

(c)	the execution and performance of this Amendment by DLP does not and will not violate any provision of, or constitute a default under or breach of, any agreement or instrument, order, arbitration award, judgment or decree to which DLP, as applicable, is a party or by which any of DLP’s assets is bound.

2.2 Representations and Warranties of the Partnership. The Partnership represents and warrants to Steven as follows:

(a)	the Partnership is duly organized and existing in good standing under the laws of the state of its organization with full power and authority to enter into this Amendment;

(b)	this Amendment constitutes the legal, valid and binding obligation of the Partnership, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to the general powers of a court of equity; and

(c)	the execution and performance of this Amendment by the Partnership does not and will not violate any provision of, or constitute a default under or breach of, any agreement or instrument, order, arbitration award, judgment or decree to which the Partnership is a party or by which any of its assets is bound.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

3.1 Conditions. This Amendment and the Guarantee dated as of the date hereof attached hereto in the form of Appendix B hereto (the “NBCU Guarantee”) made by NBC Universal, Inc. (“NBCU”) for the benefit of Steven, shall not become effective until the following conditions are satisfied:

(a)	Each of the parties to this Amendment and the NBCU Guarantee (or their counsel) shall have received counterparts of this Amendment and the NBCU Guarantee executed by the other parties thereto. Delivery of an executed counterpart of a signature page of this Amendment or the NBCU Guarantee by facsimile or electronic transmission will be effective as delivery of a manually executed counterpart thereof.

(b)	In order to secure the Partnership’s obligations in respect of the Florida Project, the Partnership and Steven shall have executed and delivered (i) documentation granting Steven a security interest in, and a mortgage lien on, the tangible personal and real property assets of the Partnership included in the Florida Project, which documentation and security interests and mortgage liens shall have the terms contemplated by the Intercreditor Agreement referred to below and (ii) Steven shall have provided the powers of attorney referred to in Paragraph 22c of the Agreement (as amended) and Appendix C attached hereto.

(c)	Steven and the agent for the Partnership’s senior secured credit facilities shall have executed and delivered an intercreditor agreement on terms as provided in Appendix C to this Amendment (the “Intercreditor Agreement”).

(d)	Either (i) the requisite lenders under the Partnership’s senior secured credit facilities shall have consented to permit the transactions contemplated above and any related transactions or (ii) the Partnership’s senior secured credit facilities shall be amended on terms that permit the transactions contemplated above and any related transactions.

3.2 Agreement to Facilitate. Each of the parties hereto hereby agrees to exercise all commercially reasonable efforts to cause the conditions set forth in Paragraph 3.1 above to be satisfied as promptly as possible, it being understood that the Partnership has no obligation to satisfy the condition set forth in Paragraph 3.1(b) or Paragraph 3.1(d) above on terms that are not acceptable to it.

ARTICLE IV

MISCELLANEOUS

4.1 Governing Law. THIS AMENDMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

4.2 Paragraph Headings. The paragraph titles contained in this Amendment are included for convenience only and are without substantive meaning or content and are not a part of the agreement between the Parties hereto.

4.3 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the Amendment Date first above written.

/s/ Steven Spielberg
STEVEN SPIELBERG

DIAMOND LANE PRODUCTIONS, INC.

By:	/s/ Steven Spielberg
Name:	Steven Spielberg
Title:	President

SIGNATURE PAGE TO

AMENDMENT TO THE AGREEMENT

(STEVEN SPIELBERG)

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

By:	Universal City Florida Holding Co. II, General Partner

By:	Universal City Property Management II LLC, General Partner

By:	/s/ Thomas Williams
Name:	Thomas Williams
Title:	Chairman and CEO

By:	Blackstone UTP Capital LLC, General Partner

By:	/s/ Peter Wallace
Name:	Peter Wallace
Title:	President and Treasurer

By:	Blackstone UTP Capital A LLC, General Partner

By:	/s/ Peter Wallace
Name:	Peter Wallace
Title:	President and Treasurer

By:	Blackstone UTP Offshore Capital LLC, General Partner

By:	/s/ Peter Wallace
Name:	Peter Wallace
Title:	President and Treasurer

By:	Blackstone Family Media III LLC, General Partner

By:	/s/ Peter Wallace
Name:	Peter Wallace
Title:	President and Treasurer

We agree to provide the reports to be provided by us pursuant to Paragraph 11d of the Agreement.

UNIVERSAL CITY STUDIOS LLLP
d/b/a Universal Parks and Resorts (“UPR”)

By:	/s/ Thomas Williams
Name:	Thomas Williams
Title:	Chairman and CEO

SIGNATURE PAGE TO

AMENDMENT TO THE AGREEMENT

(STEVEN SPIELBERG)

Universal Studios, Inc., as successor-in-interest to MCA Inc., reaffirms, as of October     , 2009, its obligations under the Guarantee, dated November 4, 1988, executed by MCA Inc. and Cineplex Odeon Corporation.

UNIVERSAL STUDIOS, INC.

By:	/s/ Lynn Calpeter
Name:	Lynn Calpeter
Title:	Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO

AMENDMENT TO THE AGREEMENT

(STEVEN SPIELBERG)

Appendix A

to the Amendment

Exhibit D to the Agreement

Put Payment

The Put Payment will be calculated based on the following formula. There will be a separate Put Payment calculation for the Florida Project and for each eligible Comparable Project. The total Put Payment will equal the sum of the Put Payments for the Florida Project and for each eligible Comparable Project:

Formula:

Put Payment =	Applicable Base Payment	X	Cap Rate

where

Cap Rate =	(1+ Applicable Growth Rate)
(Applicable Discount Rate – Applicable Growth Rate)

Definitions:

Applicable Base Payment for the Florida Project: The Applicable Base Payment for the Florida Project will equal the higher of (a) the sum of the amounts paid to DLP under the Agreement in respect of the Florida Project over the last *** quarters prior to the Stop Date, divided by ***, and (b) the sum of the amounts paid to DLP under the Agreement in respect of the Florida Project over the last *** quarters prior to the Stop Date, divided by ***.

Applicable Discount Rate for the Florida Project: The Applicable Discount Rate for the Florida Project will equal the most recent yield, prior to the Stop Date, on the Stripped Principal of U.S. Treasury Bonds with a maturity closest to 10 years, as quoted by Bloomberg, or if unavailable, a similar source, plus a risk premium of 6.5 percent.

Applicable Growth Rate for the Florida Project: The Applicable Growth Rate for the Florida Project will equal ***%.

Applicable Base Payment for a Comparable Project: The Applicable Base Payment for a Comparable Project will equal the higher of (a) the sum of the amounts paid to DLP under the Agreement in U.S. Dollars in respect of such Comparable Project over the last *** quarters prior to the Stop Date, divided by ***, or (b) the sum of the amounts paid to DLP under the Agreement in U.S. Dollars in respect of such Comparable Project over the last *** quarters prior to the Stop Date, divided by ***. Comparable Projects which were vested pursuant to Paragraph 12 of the Agreement, but not opened to the general public, as of the date which is three years prior to the Stop Date, will be valued at the date that is three years after the opening date thereof, and the calculation of the Applicable Base Payment with respect to such a Comparable Project will be made as of such date, in an amount equal to the sum of the amounts paid to DLP under the Agreement in U.S. Dollars in respect of such Comparable Project over the last *** quarters prior to such date, divided by ***. DLP shall continue to receive its quarterly compensation payments pursuant to Paragraph 11 of the Agreement on such Comparable Project until the Put Payment is made with respect to such Comparable Project. DLP will not be entitled to any further payments under the Agreement after the Put Payment.

Applicable Discount Rate for a Comparable Project: The Applicable Discount Rate for a Comparable Project will equal the most recent yield, prior to the Stop Date, on the senior-most notes with a maturity closest to 10 years, issued directly by the national government of the country where the Comparable Project is located, as quoted by Bloomberg, or if unavailable, a similar source, plus a risk premium of (i) *** percent if such Comparable Project is located outside the United States or (ii) *** percent if such Comparable Project is located in the United States.

Applicable Growth Rate for a Comparable Project: The Applicable Growth Rate for a Comparable Project will equal ***%.

Example Calculation – Florida Project:

Hypothetical Calculation Date	10/9/2009

Applicable Base Payment:
Last *** Quarters Payments to Diamond Lane	[$***]
Divided by ***	***
Applicable Base Payment for the Florida Project	[$***]

Applicable Discount Rate:
Yield on 10-Year U.S. Treasury Bond	[***%]
Risk Premium	6.5%

Applicable Discount Rate	***%

Applicable Growth Rate:	***%

Put Payment Value:
[$ ***] *	(1+ ***)	= [$***]
(***–***)

Example Calculation – Japan:

Hypothetical Calculation Date	10/9/2009

Applicable Base Payment:
Last *** Quarters Payments to Diamond Lane in U.S. Dollars	[$***]
Divided by ***	***
Applicable Base Payment for Japan	[$***]

Applicable Discount Rate:
Yield on 10-year Japanese Government Bond	***%
Risk Premium	***%

Applicable Discount Rate	***%

Applicable Growth Rate:	***%

Put Payment Value:
[$ ***] *	(1+ ***)	= [$***]
(***–***)

-Appendix A-

Appendix B

to the Amendment

GUARANTEE

GUARANTEE (this “Guarantee”), dated as of October 18, 2009, by NBC UNIVERSAL, INC., a Delaware corporation (with its successors, the “Guarantor”) for the benefit of Steven Spielberg, in his personal capacity, and Diamond Lane Productions, Inc., a California corporation (“DLP” and, together with Steven Spielberg, “Steven” or the “Beneficiary”).

WHEREAS, under an Agreement, dated as of January 20, 1987, between Universal City Development Partners, Ltd., a Florida limited partnership (as successor in interest to Universal City Florida Partners, “UCDP”) and Steven Spielberg, as amended and/or modified as of February 5, 2001, July 15, 2003 and March 30, 2006, and as being amended on the date hereof (collectively, the “Agreement”), UCDP has certain payment obligations to DLP; and

WHEREAS, Steven Spielberg is obligated to provide his personal services to the Partnership pursuant to the Agreement and, by letter dated January 27, 1989, has directed that all payments to him by the Partnership under the Agreement be made to DLP.

NOW, THEREFORE, for consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor is willing to enter into this Guarantee, and therefore agrees as follows:

1. The Guarantee. The Guarantor hereby guarantees, in accordance with the terms hereof, to Steven the full and punctual payment when due under the Agreement of each Guaranteed Obligation, as hereinafter defined. “Guaranteed Obligations” means all amounts payable by UCDP to Steven pursuant to the terms of the Agreement.

2. Guarantee Terms. The Guarantor waives acceptance, demand, notice of acceptance, and all other notices to which it may be entitled. No modification of the Agreement and no indulgence or change in terms of performance under the Agreement shall release the Guarantor from this guarantee. Steven may fail to obtain or continue or perfect or continue the perfection of any security interest or lien in any collateral or release any collateral from any lien or any security interest without reducing or affecting the liability of the Guarantor. Steven may proceed against it for payment of the Guaranteed Obligations under the Agreement without taking any action against UCDP or any other party, or proceeding against or applying any security Steven may hold. The Guarantor consents to be joined as party to any arbitration conducted pursuant to the Agreement and that judgment on any award in any such arbitration may be enforced against the Guarantor in any court of competent jurisdiction.

3. Demand for Payment under Guarantee. Notwithstanding anything to the contrary herein, a demand for payment against the Guarantor hereunder shall be made pursuant to the following sequence of events and subject to the following procedures and requirements:

(i) First, 5 Business Days shall have expired after demand for payment upon UCDP is made by Steven with notice to the Guarantor; the payment by UCDP shall then be due under the Agreement and such payment shall not have been made by UCDP within such 5- Business Day period;

(ii) Second, after the expiration of the foregoing 5- Business Day period, an additional 20 Business Days shall have expired after demand for payment upon each of (i) Universal Studios, Inc. (as successor to MCA Inc. (in such capacity, “Universal Studios”) under the Guarantee dated as of November 4, 1988 (the “Original Guarantee”) executed by MCA Inc. and Cineplex Odeon Corporation (“Cineplex”)), and (ii) Cineplex, is made by Steven, in each case, with notice to the Guarantor; the payment by each of Universal Studios and Cineplex shall then be due under the Original Guarantee, and such payment shall not have been made by Universal Studios and/or Cineplex within such 20- Business Day period; and

(iii) Third, upon failure by UCDP, Universal Studios and/or Cineplex to pay amounts equal to the Guaranteed Obligation in accordance with the foregoing clauses (i) and (ii) and the expiration of the foregoing periods, the Guarantor shall, within 20 Business Days after a subsequent written demand by Steven identifying (x) the amount not so paid, (y) the applicable provisions of the Agreement which provide for the payment and (z) the expiration of the time periods and satisfaction of the requirements set forth in clauses (i) and (ii) above, pay any such unpaid amounts to Steven at the place and in the manner specified in the written demand.

As used in this Section 3, “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

4. Steven Agreement. Steven will give the Guarantor not less than 10 days’ prior written notice of any written amendment to the Agreement which increases or advances UCDP’s payment obligations thereunder, provided that (a) the failure to give such notice shall not void Guarantor’s obligation and (b) if Steven does not give such notice, Guarantor’s Guaranteed Obligations hereunder shall not be greater than its Guaranteed Obligations were without such amendment.

5. Subrogation. Upon Steven receiving payment in full of the Guaranteed Obligations hereunder, the Guarantor shall be subrogated to, and Steven hereby assigns to the Guarantor (without recourse or warranty, express or implied), Steven’s rights against UCDP and against any other party which shall have provided to Steven a guaranty with respect to such Guaranteed Obligations, and Steven will, at the sole expense of the Guarantor, execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such subrogation and assignment.

6. Representations and Warranties. The Guarantor represents and warrants to the Beneficiary that:

(a) the Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(b) the execution, delivery and performance by the Guarantor of this Guarantee are within the Guarantor’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action;

(c) this Guarantee has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d) the execution, delivery and performance of this Guarantee (i) do not require any consent or approval of, registration or filing with, or other action by, any governmental authority, except such as have been obtained and are in full force and effect, and (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Guarantor or any order of any court or governmental authority.

7. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by telecopy, as follows: (i) if to the Guarantor, to it at NBC Universal, Inc., 30 Rockefeller Plaza, New York, NY 10012, Attention of Christy Rupert Shibata, Executive Vice President, Financial Planning and Analysis (Telecopier No. (212) 664-5251), with a copy to NBC Universal, Inc., 30 Rockefeller Plaza, New York, NY 10112, Attention of Scott Seeley, Senior Vice President, Corporate & Transactions Law (Telecopier No. (212) 664-2147) and (ii) if to Steven, at Gang Tyre Ramer and Brown, Inc., 132 S Rodeo Dr., Beverly Hills, CA 90212, Attention of Bruce Ramer and Harold Brown, Telecopier Nos. (telecopy to be sent to both numbers): (310) 777-7000 and (310) 777-7005, with a copy to Breslauer, Rutman and Anderson, 11400 West Olympic Blvd, Suite 550, Los Angeles, CA 90064-1551, Attention of Gerald Breslauer and Mickey Rutman, Telecopier Nos. (telecopy to be sent to both numbers): (310) 481-3601 and (310) 481-3615. Each party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other party. All notices and other communications given in accordance with the provisions of this Guarantee will be deemed to have been given on the date of receipt.

8. No Waiver. No failure or delay by either party in exercising any right, power or privilege under this Guarantee shall operate as a waiver thereof by such party nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9. Amendments and Waivers. Any provision of this Guarantee may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Beneficiary and the Guarantor.

10. Successors and Assigns. This Guarantee shall be binding upon the Guarantor and its successors and assigns, for the benefit of Steven and its successors and permitted assigns, except that the Guarantor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of Steven.

11. Governing Law. This Guarantee shall be construed in accordance with and governed by the law of the State of New York.

12. Attorneys Fees. In the event either Steven or the Guarantor commences any proceeding against the other party with respect to this Guarantee, the parties agree that the prevailing party (as determined by the authority before whom such proceeding is commenced) shall be entitled to recover reasonable attorneys’ fees and costs as may be incurred in connection therewith in addition to any such other relief as may be granted.

13. Counterparts. This Guarantee may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed by their respective authorized officers as of the day and year first above written.

NBC UNIVERSAL, INC.

By:	/s/ Lynn Calpeter
Name:	Lynn Calpeter
Title:	Executive Vice President and Chief Financial Officer

Agreed to and accepted as of the date

first written above by:

/s/ Steven Spielberg
STEVEN SPIELBERG

DIAMOND LANE PRODUCTIONS, INC.

By:	/s/ Steven Spielberg
Name:	Steven Spielberg
Title:	President ☐

Appendix C to the Amendment

Universal City Development Partners, Ltd.

Intercreditor Agreement

Summary of Principal Terms and Conditions

Certain Definitions:	“Company” means Universal City Development Partners, Ltd. “First Lien Obligations” means all obligations of the Company and any subsidiary guarantor (a “Guarantor”) in respect of the Amended and Restated Credit Agreement dated as of [_], 2009(the “Credit Agreement”) together with any interest swap agreement, letter of credit reimbursement agreement, cash management agreement or other agreement related to customary bank products (if and to the extent permitted under such Credit Agreement to be pari passu therewith), and (subject to the limitations specified below) any amendment, restatement or other modification thereof and any refinancing thereof or replacement therefor (collectively, the “Senior Credit Facility”)

“First Lien Secured Parties” means the holders of the First Lien Obligations.

“Second Lien Obligations” means all obligations of the Company in respect of the Florida Project, as defined in, and arising under the consulting agreement dated as of January 20, 1987 between the Company and Steven Spielberg (as amended and in effect from time to time, subject to the limitations specified below).

“Second Lien Secured Parties” means the payee or payees of the Second Lien Obligations from time to time.

“Secured Parties” means the First Lien Secured Parties and Second Lien Secured Parties, collectively, and “Secured Party” means any one of them.

Priority of Liens/Prohibition on Contesting Liens:	So long as any of the First Lien Obligations are outstanding, the liens securing the Second Lien Obligations shall be junior and subordinated in all respects to the liens securing the First Lien Obligations. No Secured Party shall contest the priority, validity or enforceability of any lien held by or on behalf of any other Secured Party. The Intercreditor Agreement shall recite that the liens securing the Second Lien Obligations shall be subordinated only to (i) the liens securing the First Lien Obligations, (ii) liens permitted by and prior to the First Lien Obligations, (iii) liens permitted under the Senior Credit Facility as incremental secured debt with respect to all outstanding term loans, first lien notes and indebtedness pursuant to any second lien facility (collectively, the “Incremental Obligations”) and (iv) liens that have priority by law, and to no other liens. The Intercreditor Agreement will provide that the First Lien Obligations and the Incremental Obligations will not be incurred in an aggregate amount in excess of the Secured Debt Limit (as defined below).

No New Liens/Similar Liens:

The Collateral securing the First Lien Obligations and the Collateral securing the Second Lien Obligations shall be identical insofar as such Collateral is comprised of tangible personal and real property owned by the Company, but the Collateral for the Second Lien Obligations excludes other types or forms of Collateral granted to secure the First Lien Obligations, including the Company’s intellectual property. The liens with respect to the Collateral securing the First Lien Obligations and the Second Lien Obligations shall be granted pursuant to separate security documentation. So long as any of the First Lien Obligations are outstanding, neither the Company nor any of its subsidiaries shall (i) grant or permit any additional liens on any asset or property to secure the Second Lien Obligations unless it has granted a senior lien on such assets or property to secure the First Lien Obligations, or (ii) grant or permit any additional liens on any asset or property in the applicable asset classes to secure the First Lien Obligations unless it has granted a junior lien on such assets or property to secure the Second Lien Obligations, other than with respect to assets or property as to which the Company may be prohibited from granting a junior lien to secure the Second Lien Obligations.

Enforcement:	After the expiration of the Standstill Period (180 days from the date of a default under the First Lien Obligations and the Second Lien Obligations which has continued beyond the expiration of all applicable grace or cure periods, if any), the Second Lien Secured Parties may exercise any of their rights or remedies with respect to the Collateral unless the First Lien Secured Parties shall have commenced and be diligently pursuing the exercise of any of their rights or remedies with respect to the Collateral.

Application of Proceeds/Turn-over:	So long as any of the First Lien Obligations are outstanding, any Collateral or the proceeds thereof received in connection with the sale or other disposition of such Collateral in connection with the exercise of remedies shall be applied to the First Lien Obligations, and any Collateral and the proceeds thereof received by any Second Lien Secured Party in contravention of the Intercreditor Agreement shall be segregated and held in trust and shall be applied to the First Lien Obligations. To the extent permitted by law, once proceeds received in connection with the sale or other disposition of such Collateral in connection with the exercise of remedies have been applied to fully satisfy any prior obligations, any excess proceeds (if any) received in connection therewith shall be applied to the Second Lien Obligations, up to the amount of such Second Lien Obligations.

Releases and Subordination:	In the event that the First Lien Secured Parties release their lien on all or any portion of Collateral (each, a “Release”) in connection with (i) the enforcement or exercise of any rights or remedies on behalf of the First Lien Secured Parties in respect of the Collateral or (ii) any sale or other disposition of any Collateral permitted under the Senior Credit Facility, the comparable lien in respect of the Second Lien Obligations shall be automatically released.

In addition, in the event that the First Lien Secured Parties release or subordinate their lien on all or any portion of Collateral in connection with any other transaction (including any third party capital lease financing) permitted under the Senior Credit Facility, the comparable lien in respect of the Second Lien Obligations shall be automatically released or subordinated, as applicable.

The security documentation executed in connection with the Second Lien Obligations shall state that, in the event of the refinancing of any of the First Lien Obligations, the lien of such security documentation executed in connection with such Second Lien Obligations shall automatically be subordinated to the lien of any new security documentation executed in connection with such refinanced First Lien Obligations. The Second Lien Secured Parties shall execute a subordination agreement confirming such subordination (but no failure to execute such a subordination agreement shall affect the validity or enforceability of such subordination) as well as an Intercreditor Agreement with the new First Lien Secured Parties similar to the Intercreditor Agreement contemplated hereby.

The Second Lien Secured Parties shall execute an irrevocable, unconditional and recordable General Power of Attorney in favor of the First Lien Secured Parties (or in favor of their Agent), pursuant to which the Second Lien Secured Parties shall authorize the First Lien Secured Parties (or their Agent) to execute and record, in the name and on behalf of the Second Lien Secured Parties, such a release and/or subordination each time that the First Lien Secured Parties execute and record a similar such release and/or subordination.

Amendments to Loan Documents:	The Intercreditor Agreement will restrict amendments to (i) the Senior Credit Facility, but only if the same would result in the maximum principal amount of term loans and revolving commitments thereunder and any Incremental Obligations permitted thereunder exceeding an amount equal to the greater of $975 million and an amount equal to the product of 3.75 times the EBITDA of the Company (determined at the time of incurrence of any such term loans or at the time of increasing any such revolving commitments, or at the time of incurring any such Incremental Obligations, as the case may be, with “EBITDA” being defined in and calculated pursuant to the relevant provisions of Senior Credit Facility) (such requirement, the “Secured Debt Limit”), and (ii) the Second Lien Obligations which would increase amounts payable thereunder, accelerate the time for payment of amounts due thereunder or otherwise materially increase the obligations of the Loan Parties thereunder or disadvantage the holders of the First Lien Obligations, except as specifically permitted. Amendments to the Second Lien Obligations that affect payments due or potentially due more than six months after the maturity of the loans under the Senior Credit Facility would be permitted and any amendments to or waivers of the security documentation for the First Lien Obligations would automatically apply to any parallel provisions of the security documentation for the Second Lien Obligations, subject to customary exceptions.

Rights As Unsecured Creditors:	Except as otherwise set forth in “Enforcement” above, the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Company.

Bankruptcy:	DIP Financing: In the event of an insolvency or liquidation proceeding of the Company or any Guarantor, whether voluntary or involuntary, if the First Lien Secured Parties desire to permit the use of cash collateral or to permit the Company to obtain any post-petition financing (a “DIP Financing”), then the Second Lien Secured Parties will not object to such use of such cash collateral or any liens securing a DIP Financing and, to the extent the liens securing the First Lien Obligations are subordinated or pari passu with such DIP Financing, the liens securing the Second Lien Obligations shall be subordinated to the liens securing such DIP Financing (and all obligations relating thereto). The Second Lien Secured Parties do not otherwise waive any of their rights under applicable insolvency or liquidation law.

Automatic Stay: So long as any of the First Lien Obligations are outstanding, the Second Lien Secured Parties shall not seek relief from the automatic stay or any other stay in any bankruptcy proceeding in respect of the Collateral, without the prior written consent of the First Lien Secured Parties.

Adequate Protection: The Second Lien Secured Parties shall not contest (or support any other person contesting) (a) any request by the First Lien Secured Parties for adequate protection or (b) any objection by the First Lien Secured Parties to any motion, relief, action or proceeding based on the First Lien Secured Parties or the Agent on their behalf claiming a lack of adequate protection; provided, that if the First Lien Secured Parties are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral, then the Second Lien Secured Parties or the Agent on their behalf may seek or request adequate protection in the form of a lien on such additional collateral, which lien will be subordinated to the liens securing the First Lien Obligations and such DIP Financing.

Voting for Plan of Reorganization: The First Lien Secured Parties and the Second Lien Secured Parties shall be entitled to vote as a separate class on any plan of reorganization in connection with any bankruptcy proceeding.